Exhibit 99.1
FOR IMMEDIATE RELEASE
ITC Holdings Corp. Completes Acquisition of Interstate Power and Light Transmission Assets
Independent transmission model expands into four states
NOVI, Mich., Dec. 20, 2007 — ITC Holdings Corp. and ITC Midwest LLC have completed the acquisition of the electric transmission assets of Interstate Power and Light (IPL) in Iowa, Illinois, Minnesota and Missouri in a transaction valued at approximately $783 million. ITC Midwest is a subsidiary of ITC Holdings (NYSE:ITC); IPL is a subsidiary of Alliant Energy Corporation (NYSE:LNT). The acquisition represents the first transmission assets ITC will own, operate and maintain outside of Michigan and helps to lay a foundation for an independently owned, regional transmission grid through the Midwest.
ITC has initially funded the acquisition utilizing a $765 million bridge loan facility and $18 million of cash on hand. Lehman Brothers Bank, Inc. is the Lead Arranger of the bridge facility, which has been syndicated with various banks.
“We are pleased with the conclusion of this transaction and the transfer of the IPL assets to ITC Midwest,” said Joseph L. Welch, president and CEO, ITC. “We expect ITC ownership of these lines and stations to provide customers with important benefits, including improved power reliability, decreased congestion, more renewable energy on the grid, and improved access to a more competitive energy market. We plan to make critical capital investments in the high-voltage electric systems in Iowa, Minnesota, Illinois and Missouri. These investments will, in turn, help ensure long-term economic growth in the region.”
ITC Midwest signed an agreement in January to purchase 6,800 miles of IPL transmission lines at voltages of 34.5 kV and above, stations, and substations. The companies have spent the past year securing regulatory approvals for the plan as well as developing communications and operations to ensure the smooth integration of the assets into the ITC family.
“ITC is gratified that independent transmission, as a business model and new utility industry paradigm, received such a strong vote of confidence in Iowa, Illinois, Missouri and Minnesota and among federal regulatory agencies,” Welch said. “Clearly the benefits of an independent, regional transmission grid are obvious and desirable. We would like to thank all of the state and federal commissioners involved in this transaction for their dedication and hard work and look forward to delivering on all of our promises.”
“The states of Iowa, Illinois, Missouri and Minnesota are committed to fostering renewable energy and energy reliability, and ITC Midwest is focused on enabling those objectives,” said Doug Collins, executive director, ITC Midwest. “We are moving quickly to begin operations. We are committed to achieving the outlined benefits for customers and communities in the service area.”
Lehman Brothers Inc. acted as financial advisor on the transaction. Simpson Thacher & Bartlett LLP, served as ITC’s legal counsel and Foley & Lardner LLP served as counsel to IPL. Several state counsels worked on behalf of ITC Midwest as well, including BrownWinick in Iowa; Gray Plant Mooty in Minnesota; DLA Piper in Illinois; and Sonnenschein Nath & Rosenthal LLP in Missouri. Stuntz, Davis & Staffier, PC, helped represent ITC Midwest before regulators at the Federal Energy Regulatory Commission (FERC).
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About ITC Holdings Corp.
ITC Holdings Corp. (NYSE: ITC) invests in the electricity transmission grid to improve electric reliability, improve access to markets, and lower the overall cost of delivered energy. ITC is the largest independent electricity transmission company in the country. Through its subsidiaries, ITCTransmission and Michigan Electric Transmission Company (METC), ITC operates contiguous, regulated, high-voltage transmission systems in Michigan’s Lower Peninsula serving a combined peak load in excess of 22,000 megawatts. ITC is also focused on new areas where significant transmission system improvements are needed through subsidiaries ITC Midwest, ITC Grid Development, ITC Great Plains and ITC Panhandle Transmission. For more information, please visit: http://www.itc-holdings.com. (itc-ITC)
Safe Harbor Statement and Legal Disclaimer
This press release contains certain statements that describe our management’s beliefs concerning future business conditions and prospects, growth opportunities and the outlook for our business and the electricity transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as “will,” “may,” “anticipates,” “believes,” “intends,” “estimates,” “expects,” “projects” and similar phrases. These forward-looking statements are based upon assumptions our management believes are reasonable. Such forward looking statements are subject to risks and uncertainties which could cause our actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among other factors, the risks factors listed in Part I, Item 1A — Risk Factors of our Form 10-K for the fiscal year ended December 31, 2006 (as updated in our Quarterly Reports on Form 10-Q).

Because our forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different and any or all of our forward-looking statements may turn out to be wrong. Forward-looking statements speak only as of the date made and can be affected by assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this release will be important in determining future results. Consequently, we cannot assure you that our expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially. Except as required by law, we undertake no obligation to publicly update any of our forward-looking or other statements, whether as a result of new information, future events, or otherwise.
Investor/Analyst contact: Pat Wenzel (248.374.7200, pwenzel@itc-holdings.com)
Media contact: Cheryl Eberwein (248.767.1068, ceberwein@itctransco.com)